                                                                      EXHIBIT 12

                       CAPITAL ONE FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE
           YEARS ENDED DECEMBER 31, 1995, 1994, 1993, 1992,  AND 1991
                             (dollars in thousands)




                   SIX MONTHS
                     ENDED
                    JUNE 30                                YEAR ENDED DECEMBER 31, 1996
- ----------------------------------------------------------------------------------------------------------
                      1996            1995             1994            1993           1992         1991
- ----------------------------------------------------------------------------------------------------------
Earnings         $   120,946     $   197,731     $   146,827     $   170,854    $    48,864   $   53,482
Fixed charges        127,069         253,446          94,816          69,511         30,938       43,739
- ----------------------------------------------------------------------------------------------------------
                     248,015         451,177         241,643         240,365         79,802       97,221

Fixed charges        127,069         253,446          94,816          69,511         30,938       43,739
- ----------------------------------------------------------------------------------------------------------

Ratio                   1.95            1.78            2.55            3.46           2.58         2.22
==========================================================================================================